Exhibit 99.1

Gryphon Gold Announces US$382,500 Over-Allotment Option Exercise

VANCOUVER, BRITISH COLUMBIA, May 24, 2011 - Gryphon Gold Corporation (TSX:GGN - News; OTCBB:GYPH - News) (the “Company”) is pleased to announce the closing of the sale of 3,060,000 shares of common stock of the Company (“Common Shares”) to Roth Capital Partners, LLC at a price of US$0.125 per Common Share for gross proceeds to the Company of $382,500 pursuant to the partial exercise by Roth of the over-allotment option granted to it by the Company in connection with the Company’s recent public offering of Common Shares that closed on May 18, 2011.

Proceeds to the Company from the offering to date, net of commissions and expenses, are approximately US$9.96 million through the issuance of 89,060,000 Common Shares. The Company intends to use the net proceeds of the offering to start oxide heap leach operations at its Borealis gold project, located in Mineral County, Nevada, including to construct necessary facilities, purchase necessary equipment, fund the bonding of the affected areas for reclamation and closure, recruit and hire key operating positions, fund four months of mining operations and for general administrative and working capital needs.

As compensation in connection with the partial exercise of the over-allotment option, the Company granted Roth warrants to purchase 76,500 Common Shares, which equals 2.5% of the number of Common Shares purchased by Roth pursuant to the over-allotment option exercise. The warrants are exercisable commencing November 10, 2011 for a period of up to two years thereafter at an exercise price of US$0.30 per Common Share. The Common Shares issued pursuant to the offering were sold in the United States by way of a registration statement on Form S-1, initially filed with the Securities and Exchange Commission (“SEC”) on February 4, 2011 and declared effective on May 13, 2011, and in Canada by way of a short form prospectus as filed with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan and Ontario. Roth acted as sole book-running manager for the offering in the United States and Acumen Capital Finance Partners Limited acted as sole book-running manager for the offering in Canada.

A final prospectus relating to the offering was filed in the United States with the SEC (available at the SEC’s website www.sec.gov) and in Canada with the securities regulatory authorities in each of the Provinces of British Columbia, Alberta, Saskatchewan and Ontario (available at the website www.sedar.com).

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@grypyhongold.com

Lisanna Lewis, VP, Treasurer, Investor Relations
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD

Gryphon Gold is a Nevada-focused gold exploration company. Gryphon Gold’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws, which may include, but is not limited to the anticipated use of proceeds from the offering, planned operations at the Borealis gold project, and other statements related to plans, estimates, timing and objectives. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, risks that: unexpected contingencies may result in the net proceeds of the offering not being sufficient to start heap leach operations at the Borealis gold project, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risk Factors and Uncertainties” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s registration statement on Form S-1, as filed with SEC on February 4, 2011, as amended, and most recent financial statements and reports filed with the SEC (available at www.sec.gov) and prospectuses filed with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.